EXHIBIT 99.1

Press Release dated August 29, 2007.

Timberline Appoints Randal Hardy as Chief Executive Officer

COEUR D'ALENE, Idaho, Aug. 29, 2007 (PRIME NEWSWIRE) -- Timberline Resources Corporation ("Timberline") (OTCBB:TBLC) announced today that Randal Hardy has been appointed Chief Executive Officer and Chief Financial Officer effective Monday, August 27, 2007. Former CEO John Swallow will move to the newly created position of Executive Chairman of the Board and will remain involved with the Company on a day-to-day basis, leading corporate development efforts.

Executive Chairman John Swallow stated, "Over the last twenty months, our team has successfully implemented our unique business plan, combining a revenue-generating contract drilling division with the blue sky of mineral exploration. The response of investors to our model, and to our execution of it to-date, has been overwhelmingly positive. Since we embarked on this path in early-2006 we have quintupled the size of our drilling business, assembled an outstanding portfolio of large-scale, drill-ready exploration projects, and applied for a listing on the American Stock Exchange. It is time to add more experienced executive talent to our team so that we can move Timberline to the next level. The Board of Directors and I have every confidence that Randy will successfully lead this effort as we continue to build shareholder value."

Mr. Hardy has most recently served as President, and as Chief Financial Officer, of a public exploration company. Prior to that, he was President and CEO of Sunshine Minting, Inc., a precious metals custom minting and manufacturing firm. Mr. Hardy has also served as Treasurer of the NYSE-listed Sunshine Mining and Refining Company where he participated in raising and managing over $60 million in debt and equity financing. He has a Business Administration degree from Boise State University and has held designations of Certified Management Accountant and Certified Cash Manager.

Incoming CEO Randal Hardy commented, "I am very pleased to join the team at Timberline, an exciting growth opportunity with strong appeal both to sophisticated resource investors as well as to mainstream investors looking for a hedge within the resource sector. With surging drill revenues and a high-potential exploration portfolio, Timberline is exceptionally well-positioned to benefit from today's uncertain market environment."

Timberline Resources Corporation is a unique, growth-oriented company that combines positive cash flow from its ownership of Kettle Drilling, Inc. with "blue sky" upside from its mineral exploration division. Timberline common stock is quoted on the OTC Bulletin Board under the symbol "TBLC."

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Annual Report on Form 10-KSB, as amended, for the year ended September 30, 2006. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

CONTACT:  Timberline Resources Corporation

          John Swallow, Executive Chairman

          (208) 664-4859

          www.timberline-resources.com

   Investor Voices

          Ian Cassel, Investor Relations

          (717) 626-3991